Exhibit 99.1

Juniper Media Relations:
Cindy Ta	Stephen Stokes
(408) 936-6131	(469) 375-0326
cta@juniper.net	sstokes@webershandwick.com

Juniper Investor Relations:	Belden Investor Relations:
Kathleen Bela	(314) 854-8054
(408) 936-7804	Investor.Relations@belden.com
kbela@juniper.net
Juniper Networks Announces Definitive Agreement to Acquire Trapeze Networks
Adds Leading Mobility Solutions to Advance Juniper’s Vision for the New Network
SUNNYVALE, Calif. and ST. LOUIS, Nov. 16, 2010 – Juniper Networks (NYSE: JNPR) and Belden Inc. (NYSE: BDC) today announced they have entered into a definitive agreement under which Juniper will acquire Trapeze Networks, a technology leader in enterprise wireless local area network (WLAN) systems and management software, in an all cash transaction valued at approximately $152 million. The acquisition is anticipated to close in the fourth quarter of 2010, subject to the satisfaction of customary closing conditions and applicable regulatory reviews.
The acquisition will make WLAN infrastructure a key part of Juniper’s portfolio, accelerating the company’s growth in the enterprise market and advancing its vision for the new network. Trapeze Networks provides the highest levels of WLAN reliability, performance, security and management for today’s most demanding mobile applications. The company’s innovative WLAN technology is highly complementary to Juniper’s campus and branch switching, routing and security business. Customers will be able to build new networks based on Juniper’s end-to-end routing, security, wired and wireless switching infrastructure that improve users’ experience and increase their productivity regardless of location, while delivering lowest total cost of ownership.
Today’s increasingly converged networks demand that network connectivity be available anytime and anywhere for users. The explosion of mobile devices is further fueling the unprecedented need for connectivity, regardless of location or device. A recent report1 by Dell’Oro Group estimates that the enterprise WLAN technology market will grow from $2.2 billion in 2010 to $3.4 billion in 2014. As the fastest growing Ethernet switching provider in 2010 to date,2 Juniper now adds Trapeze’s WLAN products to Juniper’s routing, security and switching portfolio, and will be well positioned to deliver the most scalable, secure and highly-available wired and wireless infrastructure for the enterprise market.
“With the acquisition of Trapeze Networks, we extend our industry leading routing, security and switching portfolio with proven and innovative WLAN technology that will enable our customers to provide a seamless, high-quality, secure experience to their users regardless of where and how they access their network,” said David Yen, executive vice president and general manager, Fabric and Switching Technologies at Juniper Networks. “Juniper’s strong history of technology execution combined with Trapeze’s accomplished team ideally positions the

Juniper Networks Announces Definitive Agreement to Acquire Trapeze Networks
company to deliver end-to-end high-performance networking for the world’s most demanding networks.”
Trapeze Networks currently holds 17 awarded patents – more than any other WLAN provider – with 49 more patent filings pending. Trapeze has developed an innovative architecture called Smart Mobile® WLAN solution combining the advantages of both centralized and distributed approaches to networking or “intelligent switching.” This architecture allows organizations to adopt high-performance 802.11n networks, deliver high-quality voice for hundreds of users, and scale their WLANs across the enterprise indoors and outdoors without compromising security or manageability. More than 6,000 customers have invested in mobility infrastructure based on the Trapeze Smart Mobile WLAN solution. Trapeze Networks’ products include Mobility System® Software, a full line of Mobility Exchange® controllers, Mobility Point® access points, an advanced access control product, SmartPass®, the RingMaster® wireless management suite, antennas and accessories, and location-based software and appliances.
“As the leader in high-performance networking, Juniper represents the ideal provider for us to unlock the value of Trapeze Networks in the global enterprise market,” said John Stroup, president and CEO of Belden Inc. “This agreement enables our organization to remain focused on the long-term growth opportunities for wireless technology in our core markets, including the nascent industrial networking market.”
Belden plans to outline the financial impact of the transaction to Belden in a Form 8-K filed with the Securities and Exchange Commission today.
For more information about today’s news, please refer to the following resources:
▪	The Network Ahead blog — www.juniper.net/networkahead

▪	Juniper.Net Community — www.juniper.net/community

▪	Juniper’s Social Channels — www.juniper.net/social

1)	Dell’Oro Group, “Wireless LAN 5-Year Forecasts 2010-2014,” July 2010.

2)	Dell’Oro Group Vendor Tables – 2Q10 Worldwide Ethernet Switch Report.
About Trapeze Networks
Trapeze Networks, a Belden brand, provides wireless LAN (WLAN) solutions with a focus on unmatched reliability, specializing in industries where always-on connectivity is a business-critical concern such as healthcare, education, manufacturing and hospitality. As part of Smart Mobile®, its highly distributed edge-networking architecture, Trapeze Networks has pioneered technologies that deliver unprecedented session-level reliability, such as controller virtualization. Trapeze Networks WLANs have been deployed in leading corporations and organizations worldwide, and include some of the largest WLAN deployments to date. More information on: http://trapezenetworks.com.
About Belden
St. Louis-based Belden Inc. designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. It has approximately 6,500 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast,

Juniper Networks Announces Definitive Agreement to Acquire Trapeze Networks
sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities in North America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.
About Juniper Networks
Juniper Networks is in the business of network innovation. From devices to data centers, from consumers to cloud providers, Juniper Networks delivers the software, silicon and systems that transform the experience and economics of networking. The company serves customers and partners worldwide, generating revenues exceeding $3 billion over the last year. Additional information can be found at Juniper Networks (www.juniper.net).
Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.
Statements in this release concerning Juniper Networks’ business outlook, future financial results, future product features and performance and overall future prospects, including but not limited to, the completion of the acquisition of Trapeze Networks and the possible effect of the acquisition on Juniper Networks’ product portfolio, business and financial results, are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: the ability to successfully acquire, integrate and manage Trapeze’s business and technologies; general economic conditions globally or regionally; business and economic conditions in the networking industry; the network requirements of enterprises; increases in and the effect of competition; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks’ products and services; rapid technological and market change; product defects, returns or vulnerabilities; the ability to retain key personnel; and other factors listed in our most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.
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